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                                                                   EXHIBIT 10.13


                         CONSULTATION SERVICE AGREEMENT

     This Agreement (this "Agreement") was entered into on the 26 March 1999 between

     PARTIES:

     THOMAS CHU of Apt IC Park Villa, 37 Island Road, Deep Water Bay, Hong Kong (the "Consultant"); and

     SUPPLY CHAIN SERVICES LIMITED, a company incorporated in Hong Kong, the SAR and having its offices at 8/F Guangdong Textile Center, 22 Minden Avenue, Tsimshatsui, Kowloon, Hong Kong SAR (the "Company").

     WHEREAS the Company wishes to engage the Consultant in relation to the strategical planning and business consultation services.

     NOW IT IS HEREBY AGREED as follows-


1.   TERMS

     The Company hereby appoints the Consultant in accordance with the terms and conditions hereinafter stated in this Agreement. Such consultation shall commence on 1 April 1999 upon agreement between the Company and the Executive (the "Commencement Date") and shall continue for a period of two (2) years from the Commencement Date, unless earlier terminated in accordance with Clause 5 hereof.


2.   SCOPE OF SERVICES

     2.1  For the duration of this Agreement the Consultant shall:

          (i) In his capacity, assist in provision of consultation services to the Company and its subsidiaries on strategic directions and business developments of its businesses, including but not limited to the businesses related to supply chain services and the business-to- Supply Chain Software programs (the "Supply Chain Software") and perform other related activities as determined by the Company;


3.   REMUNERATION

     The Company shall pay to the Consultant during the continuance of this Agreement a monthly service fee of HK$ 10,000. In addition, the Company shall pay or reimburse the Consultant for any reasonable expenses incurred by the Consultant for the business of the Company, on the basis consistent with policies and guidelines approved by the Company and in effect from time to time.


4.   CONFIDENTIALITY

     4.1 The Consultant agrees that during the term of this Agreement with the Company and for the period of -6 months following the termination of the Agreement with the Company to hold in the strictest confidence, and not to use or disclose to any person, firm or corporation, any Confidential Information of the Company (the "Confidential Information'), pertaining to any technical data, source codes, software programs, trade secrets, know-how and other information of a similar nature (whether or not originated by the Consultant and whether or not reduced to writing or designated as confidential), which is used in the Company's business and:
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          (i)   is proprietary to, about or created by the Company;

          (ii) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or disclosure of which could be detrimental to the interests of the Company;

          (iii) is designated as Confidential Information by the Company, or from all the relevant circumstances should reasonably be assumed to be confidential and proprietary to the Company; or

          (iv)  is not generally known by non-personnel.

                This obligation shall extend to all Confidential Information known to the Consultant, whether it was disclosed to the Consultant either directly or indirectly in writing, orally or by illustration or observations.

     4.2 All notes, records and writings, electronic files etc. made by the Consultant or in his possession relating to the business of the Company shall be and remain the property of the Company and shall be handed over by her to the Company from time on demand by the Company, and in any event, upon the termination of this Agreement.


5.   TERMINATION

     5.1 The Company or the Consultant, at its own discretion, may terminate this Agreement by giving a 2 months notice in writing.

     5.2 This Agreement may be terminated forthwith by the Company without prior notice:

          (i)  Upon the following events:-

               (a) Negligence - the Consultant to be habitually neglectful in his services;

               (b) Material Breach - the Consultant to commit any irredeemable or serious or persistent material breach of any of the provisions herein contained;

               (c) Commitment of Criminal Offence - the Consultant to be convicted of any criminal offence (other than minor offence which is in reasonable opinion of the Company does not affect his ability or the perception of his ability to perform his duties;

               (d) Disability - the Consultant to become permanently incapacitated by accident or ill-health from performing her duties under this Agreement and for the purpose of this subclause incapacity for six (6) consecutive months or for an aggregate period of time in any period of twelve (12) months shall be deemed to be permanent incapacity; or

               (e)  Death - Consultant's death.

     5.3 On the termination of this Agreement, the Consultant shall deliver to the Company all books, documents, papers, materials and any other property relating to the business of the Company which may then be in his possession.
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6.   INTERPRETATIONS

     6.1 The headings to the Clauses are solely for the purpose of convenience and have no legal effect.

     6.2 Unless the context otherwise requires, words herein importing the masculine, feminine or neuter gender shall include the others of them and words herein importing the singular shall include the plural and vice versa.


7.   NOTICES

     7.1 Any notice given under or in connection with this Agreement must be in writing and shall be delivered personally or sent by registered post. The address for service of either party shall be his or its address as stated in this Agreement or if any other address for service has previously been notified in writing to the server, the address so notified.

     7.2  Any such notice shall be deemed to have been served:-

          (i)  if personally delivered, at the time of delivery; or

          (ii) if posted, at the expiry of two business days after it was posted.


8.   JURISDICTION AND GOVERNING LAW

     8.1 This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong SAR and the parties hereto submit to the exclusive jurisdiction of the Courts of the Hong Kong SAR in the determination of any dispute arising hereafter.


9.   MODIFICATIONS AND WARRANTIES

     9.1 No term or provision of this Agreement shall be varied or modified except by written instrument signed by both parties hereto.

     9.2 This Agreement sets Out full and entire agreement between the parties hereto and supercedes any previous agreements, warranties, commitments or understandings, written or verbal between two parties.

     9.3 If at any time any term or provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any rule of law or enactment, such term or provision or part thereof shall to that extent be deemed not to form Part of this Agreement, but the enforceability of the remainder of this Agreement shall not be affected.

     9.4 Neither party to this Agreement shall assign, encumber or dispose of any of its or her rights and/or obligations under or in connection with this Agreement without prior written consent of the other party.
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     IN WITNESS whereof the parties hereto have set their respective hands the day and year first above written.



SIGNED                                       )
THOMAS CHU                                   )
"CONSULTANT"                                 )
In presence of:-                             )   /s/ Thomas Chu
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SIGNED                                       )
For and on Behalf of                         )
SUPPLY CHAIN SERVICES LIMITED                )
"COMPANY"                                    )
In presence of:-                             )   /s/ Pauline Chu
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        /s/ Tsang Sau Ping
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